                              Exhibit 24(b)(4)(a)

   Specimen Flexible Payment Variable Accumulation Deferred Annuity Contract
                                   (VA14NY)

                       AUSA LIFE INSURANCE COMPANY, INC.
                               (A STOCK COMPANY)

                        Home Office: Purchase, New York
                  Administrative Office: Clearwater, Florida

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IN THIS CONTRACT AUSA Life Insurance Company, Inc. will be referred to as WE,
OUR or US. OFFICE refers to Our Administrative Office located in Clearwater, Florida.

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WE agree to pay the benefits of this Contract in accordance with its provisions.
CONTRACT VALUES AND BENEFITS DURING THE ACCUMULATION PERIOD WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE CONTRACT VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE APPLICABLE SUBACCOUNTS IN THE SEPARATE ACCOUNT. CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SUBACCOUNT OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

THE SMALLEST annual rate of investment return which would have to be earned on Separate Account assets so that the dollar amount of variable annuity payments will not decrease is 5.65%.

THE CONSIDERATION for this Contract is the application and the payment of the Initial Payment.

THE ANNUITANT, OWNER, AND BENEFICIARY are as shown in the application unless changed in accordance with the provisions of this Contract.

THE PROVISIONS on the following pages are part of this Contract.

IN WITNESS WHEREOF, We have signed this Contract at Our Office in Clearwater, Florida as of the Contract Date.

    Craig D. Vermie                                   Tom A. Schlossberg
    /s/ Craig D. Vermie                               /s/ Tom A. Schlossberg

         Secretary                                           President

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RIGHT TO EXAMINE CONTRACT - The Owner may cancel this Contract at any time within thirty days after receipt by returning it to Us at P.O. Box 9054, Clearwater, Florida 33758-9054. If the Contract is returned within this period, We will pay to the Owner the sum of all purchase payments received for this Contract.

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            FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY

                        Death Benefit Prior to Maturity
                  Monthly Annuity Commencing on Maturity Date
                       Non-Participating - No Dividends

                                 CONTRACT GUIDE

ENDORSEMENTS.............................................................   2

CONTRACT SCHEDULE........................................................   3

DEFINITIONS..............................................................   5

SEPARATE ACCOUNT PROVISIONS..............................................   7

GENERAL PROVISIONS.......................................................   9

PURCHASE PAYMENT PROVISIONS..............................................  11

CONTRACT VALUE PROVISIONS................................................  11

DEATH BENEFIT PROVISIONS.................................................  13

ANNUITY PROVISIONS.......................................................  14

FIXED ACCOUNT ANNUITY PAYMENTS...........................................  16

VARIABLE ACCOUNT ANNUITY PAYMENTS........................................  18

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                                  ENDORSEMENTS

                       AUSA LIFE INSURANCE COMPANY, INC.
                              CLEARWATER, FLORIDA

                               CONTRACT SCHEDULE


OWNER:              JOHN DOE            CONTRACT NUMBER:      01-12345678

ANNUITANT:          JOHN DOE            CONTRACT DATE:        September 01, 2000

ANNUITY OPTION:     D-10 YEAR CERTAIN   MATURITY DATE:        September 01, 2026

INITIAL PAYMENT:    $29,000.00          REALLOCATION DATE:    October  06, 2000

                                        REALLOCATION ACCOUNT: Money Market


                    ANTICIPATED PURCHASE PAYMENT PATTERN *
NO PLANNED PAYMENT - ISSUED WITH THE INITIAL PAYMENT AS A SINGLE PAYMENT PLAN.

* THE ANTICIPATED PURCHASE PAYMENT PATTERN IS BASED UPON SELECTION MADE IN THE APPLICATION. THE AMOUNT AND MODE MAY BE CHANGED IN ACCORDANCE WITH THE PURCHASE PAYMENT PROVISIONS ON PAGE 10.

SEPARATE ACCOUNT PROVISIONS

    SEPARATE ACCOUNT:                            AUSA SERIES ANNUITY ACCOUNT B

    SEPARATE ACCOUNT CHARGE:                     0.65%  ANNUALLY

PURCHASE PAYMENT PROVISIONS

    MAXIMUM ADDITIONAL PAYMENT:                  $1,000,000
    MINIMUM ADDITIONAL PAYMENT:                  $      100

CONTRACT VALUE PROVISIONS

    MINIMUM ALLOCATION PERCENTAGE:                        1%

    ANNUAL CONTRACT CHARGE:                      $       30**

    MINIMUM BALANCE:                             $    2,500


    FIXED ACCOUNT MINIMUM GUARANTEED
       EFFECTIVE ANNUAL INTEREST RATE:                    3%

**CURRENTLY WAIVED IF THE ANNUITY VALUE IS GREATER THAN OR EQUAL TO $25,000 ON THE CONTRACT ANNIVERSARY.

                                    Page 3
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                                    Page 4

                                                                     DEFINITIONS
================================================================================

Accounts Allocation options including the Fixed Account and the Subaccounts of the Separate Account.


Accumulation                  The period between the Contract Date and the
Period                        Maturity Date while the Contract is in force.


Accumulation                  An accounting unit of measure used to calculate
Unit Value                    Subaccount values for the Contract during the
                              Accumulation Period.


Annuitant                     The person named on the application, or as
                              subsequently changed, to receive annuity payments.
                              The Annuitant may be changed as provided in the Death Benefit Provisions and Annuity Provisions.


Annuity Proceeds              The amount applied to purchase periodic annuity
                              payments. Such amount is the Annuity Value on the Maturity Date, less any applicable Premium Tax.


Annuity Unit                  An accounting unit of measure used to calculate
Value                         annuity payments from a Subaccount after the
                              Maturity Date.


Annuity Value                 The value as described in the Annuity Value
                              section of the Contract Value Provisions.


Cash Value                    The value as described in the Cash Value section
                              of the Contract Value Provisions.


Contingent Beneficiary        The new Beneficiary upon the current Beneficiary's
                              death.


Contract Date                 The later of the date on which payments are first
                              received and the date the properly completed application is received by Us at Our Office.


Death Benefit Proceeds        The value as described in the Death Benefit
                              Proceeds section of the Death Benefit Provisions.

Death Report Day              The Valuation Date coincident with or next
                              following the day on which We have received both:
                              1) due proof of death; and 2) a Written Notice for an election of a) a single sum payment or b) an alternative election as described under the Death
                              Benefit Provisions.

Fixed Account                 An allocation option other than the Separate
                              Account.


Maturity Date                 The date on which the Accumulation Period ends and
                              annuity payments are to commence. The date may be changed as provided in the Annuity Provisions


Premium Tax                   Premium Tax levied by a state or other government
                              entity. The Premium Tax will be paid when due and charged either against the purchase payment or the contract value.


Reallocation Date             The date on which any purchase payments are
                              reallocated from the Reallocation Account to the Accounts elected by the Owner. The Reallocation
                              Date is shown on the Contract Schedule page.


SEC                           The United States Securities and Exchange
                              Commission.


Separate Account              A unit investment trust, consisting of
                              Subaccounts. Each Subaccount of the Separate
                              Account buys shares of a corresponding portfolio of a Series Fund.


Series Fund                   A designated mutual fund from which a Subaccount
                              of the Separate Account will buy shares.


Subaccount                    A Separate Account allocation option that is made
                              available under this Contract.


Surrender                     The termination of the Contract at the option of
                              the Owner.


Valuation Date                Each Monday through Friday except customary
                              national business holidays on which the New York
                              Stock Exchange is not open for business.


Valuation Period              The period commencing at the end of one Valuation
                              Date and continuing to the end of the next succeeding Valuation Date.


Written Notice                Written Notice means a notice by the Owner to Us
                              requesting or exercising a right of the Owner as provided in the Contract provisions. In order for a notice to be considered a Written Notice, it must: be in writing, signed by the Owner; be in a form acceptable to Us; and contain the information and documentation, as determined in Our sole discretion, necessary for Us to take the action requested or for the Owner to exercise the right specified. A Written Notice will not be considered complete until all necessary supporting documentation required or requested by Us has been received by Us at Our Administrative Office.

                                                     SEPARATE ACCOUNT PROVISIONS
================================================================================

The variable benefits under this Contract are provided through the Separate Account referenced on Page 3. This Separate Account is established under the Laws and Regulations of New York. The assets of the Separate Account are Our property. Assets equal to the liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities arising under the contracts supported by the Separate Account, then the excess may be used to cover the liabilities of Our general account. The assets of the Separate Account shall be valued as often as any contract benefits vary, but at least monthly.


Subaccounts             The Separate Account has various Subaccounts. Each
                        Subaccount invests exclusively in shares of one of the portfolios of an underlying Series Fund. Assets invested after the Maturity Date may be invested in different
                        Subaccounts than assets invested during the Accumulation
                        Period. We reserve the right to add or remove any Subaccount of the Separate Account. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, that Subaccount without regard to income, gains, or losses in other Subaccounts. Any amount charged against the contract value for federal or state income taxes will be deducted from that Subaccount.


Transfers Among         During the Accumulation Period, the Owner may transfer
Subaccounts             all or a portion of this Contract's value in its
                        Subaccounts to other Subaccounts or the Fixed Account.
                        We reserve the right to charge a $10 fee for each transfer after the first twelve transfers during any one contract year. This charge will be deducted from the funds transferred. We must be notified in a manner satisfactory to Us. The transfer ordinarily will take effect on the first Valuation Date on or following the date notice is received at Our Office.

                        After the Maturity Date, the Owner may transfer the value of the variable annuity units from one Subaccount to another. The minimum amount which may be transferred is the lesser of $10 monthly income or the entire monthly income of the variable annuity units in the Subaccount from which the transfer is being made. If the monthly income of the remaining units in a Subaccount is less than $10, We reserve the right to include the value of those variable annuity units as part of the transfer.

                        After the Maturity Date, no transfers may be made to or from the Fixed Account. We reserve the right to limit transfers to once per contract year.


Addition, Deletion      We reserve the right to transfer assets of the Separate
or Substitution         Account, which We determine to be associated with the
of Investments          class of contracts to which this Contract belongs, to
                        another Separate Account. If this type of transfer is made, the term "Separate Account", as used in this Contract, shall then mean the Separate Account to which the assets were transferred. We also reserve the right to add, delete, or substitute investments held by any Subaccount.

                              We reserve the right, when permitted by law, to:

                              1. Deregister the Separate Account under the Investment Company Act of 1940;
                              2.  Manage the Separate Account under the
                                  direction of a committee at any time;
                              3. Restrict or eliminate any voting privileges of contractowners or other persons who have voting privileges as to the Separate Account; and
                              4.  Combine the Separate Account or any
                                  Subaccount(s) with one or more other separate accounts or subaccounts.


Change of                     We reserve the right to change the investment
Investment Objectives         objective of any Subaccount. If required by law or
                              regulation, an investment objective of the Separate Account, or of a Series Fund portfolio designated for a Subaccount, will not be materially changed unless a statement of the change is filed with and approved by the appropriate insurance official of the state of Our domicile or deemed approved in accordance with such law or regulation. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this Contract is delivered.


Accumulation                  Some of the contract values fluctuate with the
Unit Value                    investment results of the Subaccounts. In order to
                              determine how investment results affect the contract values, an Accumulation Unit Value is determined for each Subaccount. The Accumulation
                              Unit Value may increase or decrease from one
                              Valuation Period to the next. Accumulation Unit
                              Values also will vary between Subaccounts.


                              The Accumulation Unit Value of any Subaccount at the end of a Valuation Period is the result of:

                              1. The total value of the assets held in the Subaccount, including the value of any dividends or capital gains distribution declared and reinvested by the portfolio during the Valuation Period. This value is determined by multiplying the number of shares of the designated Series Fund portfolio owned by the Subaccount times the net asset value per share; minus
                              2. The accrued charge for administration and mortality and expense. The annual Separate Account Charge is shown on Page 3. The daily amount of this charge is equal to the net assets of the Subaccount multiplied by the Separate Account Charge; minus
                              3. The accrued amount of reserve for any taxes that are determined by Us, subject to prior approval by the Superintendent of Insurance of New York State, to have resulted from the investment operations of the Subaccount; and the result divided by
                              4.  The number of outstanding units in the
                                  Subaccount prior to the purchase or redemption of any units on that date.

                              The use of the Accumulation Unit Value in determining contract values is described in the Contract Value Provisions.

                                                              GENERAL PROVISIONS
================================================================================

The Contract                  This Contract and the attached application
                              constitute the entire Contract. All statements in the application will be deemed representations and not warranties. No statement can be used to void this Contract or be used in defense of a claim unless it is contained in the written application.
                              No Contract provision can be waived or changed except by endorsement. Such endorsement must be signed by Our President or Secretary. We reserve the right to amend the Contract to meet the requirements of any applicable Federal or state laws or regulations.


Ownership                     This Contract belongs to the Owner. The Owner as
                              shown on Page 3, or as subsequently changed, may exercise all rights under this Contract including the right to transfer ownership. These rights may be subject to the consent of any assignee or irrevocable beneficiary.


Change of                     We will not be bound by any requested change in
Ownership                     the ownership designation unless it is made by
Upon Request                  Written Notice. The change will be effective on
                              the date the Written Notice is signed and recorded by Us. If We request, this Contract must be returned to Our Office for endorsement.



                              Changing the Owner cancels any prior Ownership designation, but it does not change the beneficiary or the Annuitant.


Change of                     Should the Owner die during the Accumulation
Ownership Upon Death          Period, We will be bound by the following:
of Owner

                              1. If the Owner is the Annuitant, then the Death Benefit Proceeds are payable as provided in the Death Benefit Provisions.
                              2. If the Owner is not the Annuitant and dies before the Annuitant:

                                  (a) If no Beneficiary is named and alive, the Owner's estate will become the new Owner. The Cash Value must be distributed within five years of the former Owner's death; or
                                  (b)  If the Beneficiary is alive and is the
                                       Owner's spouse, this Contract will
                                       continue with the spouse as the new
                                       Owner; or
                                  (c)  If the Beneficiary is alive and is not
                                       the Owner's spouse, the Beneficiary will become the new Owner. The Cash Value must be distributed either:

                              (1) within five years of the former Owner's
                                  death; or
                              (2) over the lifetime of the new Owner, if a
                                  natural person, with payments beginning
                                  within one year of the former Owner's death;
                                  or
                              (3) over a period that does not exceed the life
                                  expectancy (as defined by the Internal Revenue Code and Regulations adopted under the Code) of the new Owner, if a natural person, with payments beginning within one year of the former Owner's death.

Assignment                    This Contract may be assigned prior to the Maturity Date.  We will not be bound by any assignment unless made by Written Notice.  The assignment will be effective on the date the
                              Written Notice is received at Our Office and accepted by Us.  We assume no responsibility for the validity of any assignment.

Incontestability              This Contract is incontestable from the Contract Date.

Beneficiary                   The Beneficiary, as named in the application or subsequently changed, is entitled to receive the Death Benefit Proceeds or the Cash Value, if any, as provided in 2(c) above as provided in the Death Benefit Provisions of this Contract.  If no Beneficiary is alive, the benefits payable to the Beneficiary will be paid to the Owner, if surviving, otherwise to the Owner's estate.

Change of Beneficiary         We will not be bound by any change in the Beneficiary designation unless it is made by
                              Written Notice.  The change will be effective on the date the Written Notice was signed;
                              however, no change will apply to any payment We made before the Written Notice is received.
                              If We request, this Contract must be returned to Our Office for endorsement.

Age and Sex                   If a date of birth or sex has been misstated, any amount payable will be adjusted to conform to the correct date of birth and sex. Any underpayment made by Us will be paid with the next payment.  Any overpayment made by Us will be deducted from future payments.  Any underpayment or overpayment will include interest at 5% per year, from the date of adjustment.

Contract Years                Contract years and anniversaries are measured from the Contract Date.

Reports                       The report will also show any other information required by the laws or regulations of the state in which the contract is issued.

Contract Payment              All payments from the Fixed Account will be paid in one sum unless otherwise elected under the Annuity Provisions of this Contract.  We have the right to postpone payments and transfers from the Fixed Account for up to six months.  All payments and transfers from the
                              Subaccounts will be processed as provided in this Contract unless one of the following situations exist:

                              1.  The New York Stock Exchange is closed; or
                              2.  The SEC requires that trading be restricted or declares an emergency.

Protection of Proceeds        Unless the Owner directs by filing Written Notice, no Beneficiary may assign any payments under this Contract before the same are due.  To the extent permitted by law, no payments under this Contract will be subject to the claims of creditors of any Beneficiary.

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
                                                                                                 PURCHASE PAYMENT PROVISIONS
============================================================================================================================
Purchase Payments             Payments after the first are payable at Our Office.  The amount of payment which may be paid during any contract year may not exceed the Maximum Additional Payment shown on Page 3 without Our consent. Payments will not be accepted in an amount less than the Minimum
                              Additional Payment shown on Page 3 without Our consent.  Our acceptance of any payment shall not constitute a waiver of these limits  with respect to subsequent payments.

                                                                                                   CONTRACT VALUE PROVISIONS
============================================================================================================================

Net Payment                   The net payment will be the payment received less Premium Tax, if any.

Allocation of Net Payments    Net payments will be allocated to the Accounts on the first Valuation Date on or following the date the payment is received at Our Office. Any purchase payments received prior to the
                              Reallocation Date will be allocated to the Reallocation Account.  On the first Valuation
                              Date on or following the Reallocation Date, the values in the Reallocation Account will be transferred in accordance with the Owner's current purchase payment allocation instructions.

                              Any allocation to an Account must not be less than the Minimum Allocation Percentage shown on Page 3.  No fractional percentages are permitted.  The allocation of future net payments may be changed by the Owner.  We reserve the right to limit such change to once each year.
                              The request for change of allocations must be in a manner satisfactory to Us.  The allocation change will be effective the date the request for change is recorded by Us.

Subaccount Value              At the end of any Valuation Period, the Subaccount value is equal to the number of units that the Contract has in the Subaccount, multiplied by the Accumulation Unit Value of that
                              Subaccount.

                              The number of units that the Contract has in each Subaccount is equal to:

                              1.  The initial units purchased on the Contract Date; plus
                              2.  Units purchased at the time additional net payments are allocated to the Subaccount;
                                  plus
                              3.  Units purchased through transfers from another Account; minus
                              4.  Any units that are redeemed to pay for partial withdrawals; minus
                              5.  Any units that are redeemed as part of a transfer to another Account; minus
                              6.  Any units that are redeemed to pay the Annual Contract Charge, Premium Tax and transfer fees, if any.

Fixed Account                 At the end of any Valuation Period, the value is equal to:

                              1.  The sum of all net payments allocated to the Fixed Account; plus
                              2.  Any amounts transferred from a Subaccount to the Fixed Account; plus
                              3.  Total interest credited to the Fixed Account; minus
                              4.  Any amounts withdrawn from the Fixed Account to pay for partial withdrawals; minus
                              5.  Any amounts transferred to a Subaccount from the Fixed Account; minus
                              6.  Any amounts charged to pay the Annual Contract Charge, Premium Tax and transfer fees, if any.

                              Interest on the Fixed Account will be compounded daily at a minimum guaranteed effective annual interest rate as shown on Page 3.  We may declare from time to time higher current interest rates.  The interest rates We set will be credited for increments of at least one year measured from each purchase payment or transfer date.

                              On transfers from the Fixed Account to a Subaccount, unless We otherwise consent:

                              1.  Written Notice must be within 30 days after a contract anniversary.
                              2.  The transfer will ordinarily take place on the first Valuation Date on or following the date We receive such Written Notice.
                              3.  The amount that may be transferred is the greater of (a) 25% of the amount   in the
                                  Fixed Account; or (b) the amount transferred in the prior policy year from the Fixed
                                  Account.

                              Unless We otherwise consent, transfers to the Fixed Account or allocation of Net Premiums to the Fixed Account may be restricted if the Fixed Account value following the transfer or allocation would exceed $500,000.

                              We reserve the right to defer payment of any amounts from the Fixed Account for no longer than six months after We receive such Written Notice.

Annual Contract Charge        During the Accumulation Period, the Annual Contract Charge shown on Page 3 will be made once a year on each contract anniversary from the Annuity Value.

Annuity Value                 At the end of any Valuation Period, the Annuity Value is equal to the sum of the Account values.

Partial Withdrawal            Prior to the Maturity Date, a partial withdrawal may be made by the Owner without surrender of this Contract.  Unless We otherwise consent:

                              1.  The request must be made by Written Notice.
                              2.  The partial withdrawal may not reduce the Cash Value to less than the Minimum Balance shown on Page 3.
                              3.  No amount from the Fixed Account may be withdrawn.

                              The amount payable will be the partial withdrawal less any applicable Premium Tax.  The
                              Subaccount(s) for the withdrawal may be specified.  If not specified, withdrawals will be based on the current allocation election.

Cash Value                    This Contract may be surrendered by the Owner for its Cash Value upon Written Notice at any time prior to the then current Maturity Date.  The Cash Value at any time equals the
                              Annuity Value on the Valuation Date coincident with or next following the date We receive
                              Written Notice of surrender less any applicable Premium Tax.  Payment will usually be made within seven days of Written Notice subject to the Contract Payment section of the General
                              Provisions and the Fixed Account section of these provisions.

Basis of                      A detailed statement of the method of computation of values has been filed with the
Computation                   insurance supervisory official of the jurisdiction in which this Contract is delivered.
                              All values for this Contract are equal to or greater than the values required by statutes in such jurisdiction.

                                                                                                  DEATH BENEFIT PROVISIONS
==========================================================================================================================
 Death of Annuitant
 During the Accumulation      If the Annuitant dies during the Accumulation Period and the Owner is a natural person
 Period                       other than the Annuitant, the Owner will automatically become the Annuitant and the
                              Contract will continue.

                              If the Annuitant dies during the Accumulation Period and the Owner is either (1) the same individual as the Annuitant; or (2) other than a natural person, then the Death Benefit
                              Proceeds as calculated below are payable to the Beneficiary.

Death Benefit Proceeds
                              The Death Benefit Proceeds during the Accumulation Period is the greater of:

                              1.  The Annuity Value as of the Death Report Day; or
                              2.  The excess of (a) the amount of purchase payments paid less (b) any   amounts withdrawn
                                  from the Contract to pay for partial withdrawals.

Alternative Election          If the Beneficiary is entitled to receive the Death Benefit Proceeds, the Beneficiary may elect in lieu of a lump sum payment, one of the following options that provide for complete distribution and termination of this Contract at the end of the distribution period:

                          1.  Within 5 years of the date of death of the Annuitant; or
                          2.  Over the lifetime of the Beneficiary; or
                          3.  Over a period that does not exceed the life expectancy (as defined by the Internal Revenue Code and Regulations adopted under the Code) of such
                              Beneficiary.

                          Multiple beneficiaries may choose individually among any of the three options.

                          For subparagraphs (1) and (3), the Annuity Value as of the Death Report Day
                          will be adjusted to equal the Death Benefit Proceeds and this Contract will remain in force as a deferred annuity until the end of the elected distribution period.  For subparagraph (2), the Maturity Date will be changed to the Death Report Day and the Death Benefit Proceeds will be used to purchase annuity payments under the Annuity Provisions of this Contract.

                          For elections made under subparagraph (1), We will:

                          a.  at the time of election, allow one partial withdrawal and one transfer of all or a portion of the Contract's value among Subaccounts or the Fixed
                              Account without a transfer charge. Additional partial withdrawal and transfers are not permitted;
                          b.  not permit payment of the Death Benefit Proceeds under the Annuity
                              Provisions of this Contract upon complete distribution.

                          The Beneficiary may not name a Beneficiary for payment of the Death Benefit
                          Proceeds.  In the event the Beneficiary dies prior to distribution of all
                          Death Benefit Proceeds, We will pay the remaining value of the Death Benefit
                          Proceeds to the Contingent Beneficiary, if named by the Owner.  If no
                          Contingent Beneficiary is named, such payment will be made to the
                          Beneficiary's estate.

                          Subparagraphs (2) and (3) may be elected only if the Beneficiary is a natural person and payments start within one year of the date of death of the Annuitant.

                          In addition, if the Beneficiary is entitled to receive the Death Benefit
                          Proceeds and is the spouse of the deceased Annuitant, then the Beneficiary may elect to become the new Annuitant and Owner and keep the Contract in force in lieu of receiving the Death Benefit Proceeds.

ANNUITY PROVISIONS
==========================================================================================================================

 Commencement of              Monthly annuity payments will begin as of the Maturity Date shown on Page 3, unless another
 Annuity Payments             Maturity Date has been elected as provided in these provisions.

Maturity Date                 The Maturity Date shown on Page 3 may be changed to a different Maturity Date, subject to all of the following:

                              1.  Written Notice prior to the Maturity Date.
                              2.  The new  Maturity Date is at least 5 years after the Contract Date.
                              3.  The attained age of the Annuitant as of the new Maturity Date is not greater than 90

                              On the Maturity Date the contract must annuitize. The Systematic Payout Option cannot be used to continue the contract In Force beyond the Maturity Date.

Annuity Option                The Annuity Option shown on Page 3 may be changed to any other option available upon
                              Written Notice prior to the Maturity Date.  If a variable account annuity payment option is chosen, the Owner must include in the Written Notice the Subaccount allocation of the
                              Annuity Proceeds as of the Maturity Date.

Change of                     As of the Maturity Date and upon agreement with Us, the Owner may elect a different
Annuitant                     Annuitant or add a joint annuitant who will be a joint payee under either Option C or
                              Option E.

Payee                         The Annuitant(s) on the Maturity Date will become the payee(s) and receive the annuity payments.

Availability                  If the payee is not a natural person, an Annuity Option is only available with Our permission.  No Annuity Option is available if:

                              1.  The payee is an assignee; or
                              2.  The periodic payment is less than $20.

Age                           Age, when required, means age nearest birthday on the effective date of the option.  We will furnish rates for ages or combination of ages not shown upon request.

Proof of Age                  Prior to making the first monthly annuity payment under this Contract, We reserve the right
and Sex                       to require satisfactory evidence of the birthdate and the sex of any payee.  If required by law to ignore differences in sex of any payee, annuity payments will be determined using unisex rates.

Proof of Survival             Prior to making any payment under this Contract, We reserve the right to require satisfactory evidence that the payee is:

                              1.  Alive on the due date of such payment; and
                              2.  Legally qualified to receive such payment.

 Death Benefit after the      The death benefit after the Maturity Date and after the commencement of annuity payments
 Maturity Date                depends upon the annuity option selected.  If a payee dies on or after the commencement of annuity payments, the remaining portion of any interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of the payee's death.

Restrictions                  After the Maturity Date, no additional purchase payments, partial withdrawals, transfers, full surrenders, change of Annuitants nor Annuity Options may be made under this Contract.

FIXED ACCOUNT ANNUITY PAYMENTS
==========================================================================================================================

Interest and                  All Fixed Account annuity option payments are based on a guaranteed interest rate of 3%.
Mortality                     Mortality is based on the "Annuity 2000" (male, female, and unisex if required by law)
                              mortality table projected for improvement using projection scale G.

Amount of Monthly
Fixed Account Annuity
Payment                       The amount of each monthly annuity payment will be determined by multiplying:

                              1.  The appropriate rate based on the guaranteed interest rate and, for Options B and C, the mortality table for Fixed Account annuity payments; multiplied by
                              2.  The Annuity Proceeds as of the Maturity Date.

Fixed Account Annuity         The following options are available for payment of Fixed Account monthly annuity payments.
Options                       The rates shown are the guaranteed rates for each $1,000 of Annuity Proceeds at adjusted ages. The adjusted age is the Annuitant's actual age nearest birthday at the Maturity Date, adjusted as follows:

                                              Maturity Date                 Adjusted Age
                              ---------------------------------------------------------------------
                                              Before 2010                      Actual Age
                                              2010 - 2019                  Actual Age minus 1
                                              2020 - 2026                  Actual Age minus 2
                                              2027 - 2033                  Actual Age minus 3
                                              2034 - 2040                  Actual Age minus 4

                                            After the year 2040 as determined by us.

                              Any guaranteed rates not shown for the options above will be available upon request.  Higher current rates may be available at the Maturity Date.

Option A - Fixed Period       The Annuity Proceeds will be paid in equal installments.  The installments will be paid over a fixed period determined from the following table:

                                      Fixed Period                                Rate
                                      (in Months)
                              ---------------------------------------------------------------
                                          60                                     17.91
                                         120                                      9.61
                                         180                                      6.87
                                         240                                      5.51

Option B - Life Income.       The Annuity Proceeds will be paid in equal installments determined from the following table.  Such installments are payable:

                               1.  during the payee's lifetime only (Life Annuity); or
                               2.  during a 10 Year fixed period certain and for the payee's remaining lifetime (Certain
                                   Period); or
                               3.  until the sum of installments paid equals the Annuity Proceeds applied and for the payee's remaining lifetime (Installment Refund).

---------------------------------------------------------------------------------------------------
                                      Option B:  Life Income
                                      Monthly Income Payments
===================================================================================================
        Guaranteed for Life           Guaranteed for 10 Years       Guaranteed Return of Policy
                                                                              Proceeds
---------------------------------------------------------------------------------------------------
    Age*       Male   Female  Unisex  Male   Female   Unisex      Male       Female       Unisex
     50        $3.82    3.70    3.74   3.80     3.69     3.72        3.70         3.62         3.65
     55         4.18    4.01    4.06   4.13     3.99     4.03        3.99         3.89         3.92
     60         4.64    4.42    4.49   4.57     4.38     4.44        4.36         4.23         4.27
     65         5.30    4.98    5.08   5.14     4.89     4.97        4.83         4.67         4.72
     70         6.21    5.78    5.90   5.86     5.58     5.66        5.43         5.26         5.31
---------------------------------------------------------------------------------------------------

  *Adjusted Age as defined in Fixed Account Annuity Options Provision

Option C - Joint and          The Annuity Proceeds will be paid in equal installments during the joint lifetime of two
Survivor Life Income          payees and continuing upon the death of the first payee for the remaining lifetime of the survivor.

------------------------------------------------------------------------------------------------------------------------------

                                          Option C:  Joint and Survivor Life Income

==============================================================================================================================
                                     Monthly Payments for Each $1,000 of Amount Retained
------------------------------------------------------------------------------------------------------------------------------

                                                            Age of Other Payee (Female)
                   -----------------------------------------------------------------------------------------------------------
    Age of One        15 Years Less      12 Years Less      9 Years Less      6 Years Less      3 Years Less        Same as
   Payee* (Male)        Than Male          Than Male         Than Male         Than Male         Than Male           Male
                         Payee's            Payee's           Payee's           Payee's           Payee's           Payee's
------------------------------------------------------------------------------------------------------------------------------
        50               $3.06              $3.12             $3.19             $3.25              $3.31             $3.38
        55                3.20               3.27              3.35              3.44               3.52              3.61
        60                3.37               3.47              3.57              3.68               3.79              3.91
        65                3.59               3.72              3.86              4.01               4.16              4.32
        70                3.88               4.06              4.25              4.45               4.67              4.89
------------------------------------------------------------------------------------------------------------------------------

  *Adjusted Age as defined in Fixed Account Annuity Options Provision


----------------------------------------------------------------------------------------------------------------------------
                                 Unisex Monthly Payments for Each $1,000 of Amount Retained
----------------------------------------------------------------------------------------------------------------------------
                                                    Age of Other Payee*
----------------------------------------------------------------------------------------------------------------------------
 Age of First     15 Years Less      12 Years Less      9 Years Less       6 Years Less     3 Years Less        Same as
    Payee*          Than First        Than First         Than First         Than First       Than First       First Payee's
                     Payee's            Payee's            Payee's           Payee's           Payee's
----------------------------------------------------------------------------------------------------------------------------
      50              $3.07              $3.13              $3.19             $3.25             3.31              3.37
      55               3.20               3.28               3.36              3.44             3.52              3.60
      60               3.38               3.48               3.58              3.68             3.79              3.89
      65               3.61               3.73               3.87              4.01             4.16              4.30
      70               3.90               4.07               4.26              4.46             4.66              4.86
----------------------------------------------------------------------------------------------------------------------------

    *Adjusted Age as defined in Fixed Account Annuity Options Provision



VARIABLE ACCOUNT ANNUITY PAYMENTS
================================================================================

Annuity Unit Value       The Annuity Proceeds will be used to purchase variable
                         annuity units in the chosen Subaccount(s). The Annuity
                         Unit Value in any Subaccount will increase or decrease reflecting the investment experience of that Subaccount.

                         The Annuity Unit Value of any Subaccount at the end of a Valuation Period is equal to (a) multiplied by (b) multiplied by (c), where:

                         (a) is the Annuity Unit Value for that Subaccount at the end of the immediately preceding Valuation Period;
                         (b) is the net investment factor for the Subaccount for the Valuation Period; and
                         (c) is the Assumed Investment Return adjustment factor for the Valuation Period.

                         The Assumed Investment Return adjustment factor for the Valuation Period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed Investment Return.

                         The net investment factor used to calculate the value of the Annuity Unit Value in each Subaccount for the Valuation Period is determined by dividing (d) by (e) and subtracting (f) from the result, where:

                         (d)  is the net result of:
                              (1) the net asset value of a Series Fund share held in that Subaccount determined as of the end of the current Valuation Period; plus
                              (2)  the per share amount of any dividend or
                                   capital gain distributions made by the Series Fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus
                              (3) a per share charge or credit for any taxes reserved for, which We determine to have resulted from the investment operations of the Subaccount.


                         (e) is the net asset value of a Series Fund share held in the Subaccount determined as of the end of the immediately preceding Valuation Period.

                         (f) is a factor representing the mortality and expense risk fee, and administrative charge. This factor is equal, on an annual basis, to 0.65% of the daily net asset value of a Series Fund share held in the Separate Account for that Subaccount.


Determination of         The amount of the first variable payment is determined
the First Variable       by multiplying the Annuity Proceeds times the
Payment                  appropriate rate from the variable option selected.
                         The tables are based on the "Annuity 2000" (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G.


                         The amount of the first payment depends upon the adjusted age of the Annuitant. The adjusted age is the Annuitant's actual age nearest birthday at the Maturity Date, adjusted as follows:

                          Maturity Date                Adjusted Age
                       --------------------------------------------------
                          Before 2010                       Actual Age
                          2010 - 2019                  Actual Age minus 1
                          2020 - 2026                  Actual Age minus 2
                          2027 - 2033                  Actual Age minus 3
                          2034 - 2040                  Actual Age minus 4


                         After the year 2040 as determined by us.

Determination            The amount of variable annuity payments after the first
of Subsequent            will increase or decrease according to the Annuity Unit
Variable Payments        Value which reflects the investment experience of the
                         selected Subaccount(s). Each variable annuity payment after the first will be equal to the number of variable annuity units in each selected Subaccount multiplied by the Annuity Unit Value of that Subaccount on the date the payment is processed. The number of variable annuity units in any selected Subaccount is determined by dividing the first variable annuity payment allocated to that Subaccount by the variable Annuity
                         Unit Value of that Subaccount on the date the first annuity payment is processed.


Variable Account         The following options are available for payment of
Annuity Options          Variable Account monthly annuity payments.  The rates
                         shown are the guaranteed rates for each $1,000 of Annuity Proceeds at adjusted ages. These rates are used to determine the first variable payment under each option. Any guaranteed rates not shown for the options below will be available upon request.



Option D - Variable      The Annuity Proceeds will be paid in installments
Life Income.             determined from the following table.  Such installments
                         are payable:

                         1. during the payee's lifetime only (Variable Life Annuity); or
                         2. during a 10 year fixed period certain and for the payee's remaining lifetime (Variable Certain Period).

==============================================================================================================================
                                      Variable Life Annuity                             Variable Certain Period
                       -------------------------------------------------------------------------------------------------------
    Payee's Age*            Male            Female            Unisex              Male             Female         Unisex
------------------------------------------------------------------------------------------------------------------------------
         50                 5.07             4.93              4.98               5.04              4.92           4.95
         55                 5.40             5.22              5.27               5.34              5.18           5.23
         60                 5.85             5.61              5.68               5.75              5.55           5.61
         65                 6.50             6.16              6.26               6.29              6.03           6.11
         70                 7.41             6.94              7.08               6.98              6.69           6.77
==============================================================================================================================

*Adjusted Age as defined in Variable Account Annuity Options Provision


Option E - Variable      The Annuity Proceeds will be paid in installments
Joint and Survivor       during the joint lifetime of two payees and continuing
Life Income              upon the death of the first payee for the remaining
                         lifetime of the survivor.

--------------------------------------------------------------------------------------------------------------------------------

                                   Option E:  Monthly Installment For Joint and Full Survivor

================================================================================================================================
                                      Monthly Payments for Each $1,000 of Amount Retained
--------------------------------------------------------------------------------------------------------------------------------

                                                           Age of Other Payee (Female)*
                   -------------------------------------------------------------------------------------------------------------
  Age of First      15 Years Less     12 Years Less       9 Years Less       6 Years Less      3 Years Less         Same as
  Payee* (Male)       Than Male         Than Male      Than Male Payee's   Than Male Payee's     Than Male       Male Payee's
                       Payee's           Payee's                                                  Payee's
--------------------------------------------------------------------------------------------------------------------------------
       50               $4.37             $4.42               $4.46              $4.51            $4.56              $4.62
       55                4.48              4.54                4.60               4.67             4.74               4.81
       60                4.62              4.70                4.79               4.88             4.98               5.08
       65                4.81              4.92                5.04               5.17             5.31               5.46
       70                5.07              5.23                5.40               5.59             5.79               6.00
--------------------------------------------------------------------------------------------------------------------------------

   *Adjusted Age as defined in Variable Account Annuity Options Provision


-------------------------------------------------------------------------------------------------------------------------------
                                  Unisex Monthly Payments for Each $1,000 of Amount Retained
-------------------------------------------------------------------------------------------------------------------------------
                                                               Age of Other Payee*
                   ------------------------------------------------------------------------------------------------------------
  Age of First      15 Years Less      12 Years Less      9 Years Less       6 Years Less     3 Years Less         Same as
     Payee*           Than First        Than First         Than First         Than First       Than First      First  Payee's
                       Payee's            Payee's            Payee's           Payee's           Payee's
-------------------------------------------------------------------------------------------------------------------------------
       50               $4.38              $4.42              $4.47             $4.51            $4.56              $4.61
       55                4.48               4.54               4.60              4.67             4.73               4.80
       60                4.63               4.70               4.79              4.88             4.97               5.07
       65                4.82               4.93               5.05              5.17             5.30               5.44
       70                5.09               5.24               5.41              5.59             5.78               5.97
-------------------------------------------------------------------------------------------------------------------------------

     *Adjusted Age as defined in Variable Account Annuity Options Provision

                       AUSA LIFE INSURANCE COMPANY, INC.
                      Home Office: 4 Manhattanville Road
                           Purchase, New York 10577
                            Administrative Office:
                                 P.O. Box 9054
                        Clearwater, Florida 33758-9054







            FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY

                       Death Benefit prior to Maturity.
                 Monthly Annuity commencing on Maturity Date.
                       Non-participating - No Dividends